Exhibit 99.1

Contact:	Stephen H. Gordon Christopher G. Hagerty	Chairman & CEO EVP & CFO	Telephone: (949) 585-7500 Facsimile: (949) 585-0174

COMMERCIAL CAPITAL BANCORP TO HOST CONFERENCE CALL AND WEBCAST
HIGHLIGHTING THIRD QUARTER 2005 EARNINGS RELEASE

IRVINE, CA – October 3, 2005 – Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), announced today that it will release its earnings for the third quarter ended September 30, 2005, before the market opens on Monday, October 24, 2005. At 7:00 a.m. PDT the same day, Stephen H. Gordon, Chairman and CEO, David S. DePillo, Vice Chairman, President and COO, and Christopher G. Hagerty, EVP and CFO, will host a discussion of the Company’s third quarter performance.

Analysts, investors, and the general public may listen to the Company’s discussion of its third quarter’s earnings and performance and participate in the question/answer session by using the phone number listed below, or through a live video webcast of the conference available through a link on the home page of the Company’s website at www.commercialcapital.com. The multimedia webcast enables conference participants to experience the conference with greater impact by simultaneously viewing the video broadcast as well as tables, charts, and speaker’s notes. The webcast also allows participants to interact with the speakers through a live web-based question and answer session. Windows Media player is required for viewing the video webcast. It is recommended that participants dial into the conference call, or log into the webcast, approximately 5 to 10 minutes prior to the call.

Conference Call Date: Monday, October 24, 2005 Time: 7:00 a.m. PDT (10:00 a.m. EDT) Phone Number (866) 203-3436 International Dial In (617) 213-8849 Access Code: 84532368	Webcast Date: Monday, October 24, 2005 Time: 7:00 a.m. PDT (10:00 a.m. EDT) Webcast URL: www.commercialcapital.com Windows Media player is required

Replay Information: for those who are unable to participate in the call or webcast live, an archive of the webcast will be available on the Company’s website at www.commercialcapital.com beginning approximately 2 hours following the end of the call. To listen to the call replay dial (888) 286-8010, or for international callers dial (617) 801-6888, the access code for either replay number is 46490116. The webcast archive and call replay will be available until November 5, 2005.

At June 30, 2005, the Company had total assets of $5.2 billion and the Bank had total deposits of $2.7 billion. The Bank operates banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Beverly Hills, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine, Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar, San Diego (San Diego County), and San Mateo (San Mateo County), and lending offices, located in Corte Madera, San Mateo, Oakland, Encino, Glendale, Los Angeles, El Segundo, Irvine, Riverside, and La Jolla, California, with plans to open a banking office in the Crystal Cove Promenade in Newport Coast, California in 2005. The Bank was the 3rd largest multi-family lender in California during the 12 months ended June 30, 2005 (source: Dataquick Information Systems). The Company is a leading Section 1031-exchange accommodator and facilitates exchange transactions nationwide through the TIMCOR and North American Exchange Company brand names through the companies’ headquarters in Los Angeles and Walnut Creek, California, respectfully, offices located in Long Beach and La Jolla, California; Scottsdale, Arizona; Houston, Texas; Chicago, Illinois and Miami, Florida and through a presence in Seattle, Washington; Las Vegas, Nevada; Denver, Colorado; Dallas, Texas; and Washington, DC.

This release and the aforementioned conference call and webcast may include forward-looking statements related to the Company’s plans, beliefs and goals, which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.